UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2001

HYPERCOM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13521	86-0828608

(State or Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification No.)

2851 West Kathleen Road, Phoenix, Arizona	85053

(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code (602) 504-5000

Not Applicable.

(Former Name or Former Address, if changed since last report.)

Item 5.Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.9
EX-10.10
EX-10.11
EX-99.1

Item 5. Other Events.

      This week, Hypercom Corporation entered into the following transactions:

•	A $15 million loan agreement with a bridge investor (together with related warrants);

•	Loans totaling $3.4 million from a local investor group (together with warrants);

•	A $1.0 million loan from the Company’s Chairman of the Board; and

•	An extension through July 31, 2001 to its Forbearance Agreement with its principal lending group.

      The $15 million loan is with an affiliate of one of the Company’s largest customers (the “Customer”). It has a term of one year, bears interest at 7.5% per annum and includes related warrants, initially for 1,000,000 shares. In this regard, if the loan is repaid within three months, the investor will retain the 1,000,000 warrants issued at closing. However, if the loan is not repaid within three months or goes into default, then the number of warrants would adjust upward, but will in no event exceed 19.9% of the Company’s Common Stock outstanding on the closing. The exercise price of the warrants is the lower of $3.19 per share or the market value of exercise. The investor may use cash or its promissory note due from the Company as consideration for the purchase of the shares underlying the warrant. During the period that the investor may exercise the warrants, for so long as the price of the Common Stock is $3.19 or lower, the investor may not sell short Company Common Stock or otherwise hedge its position in the Company. The warrants have a term of two years.

      The loan is secured by the stock and assets of the Hypercom Horizon, a subsidiary of the Company that provides enablement and repair services, and certain assets, including the Customer’s payable to the Company (totaling $400,000, at May 31, 2001). If the lender were to foreclose on the loan and acquire Horizon, the Company would be subject to certain noncompetition and other provisions set forth in the loan agreement with the investor.

      The $3.4 million in loans from a local investor group have a term of three months, bear interest at 7.5% per annum, and were accompanied by warrants to purchase 460,000 shares at an exercise price of $3.16 per share. The warrants may be exercised either with the promissory notes issued to the investors or with additional cash. The warrants have a term of two years. The $1.0 million loan from the Chairman of the Company and two prior loans totaling $2.5 million have been pledged as security for the loans to the local investors. In addition, the Company has agreed to register the resale of the shares underlying all of the warrants described above.

      The foregoing transactions were effected pursuant to Section 4(2) of the Securities Act of 1933, governing non-public transactions. All of the investors are accredited investors within the meaning of Rule 501(a) under the Securities Act.

      The proceeds from the $19.4 million in loans, after expenses of the transactions, will be applied primarily to the payment of trade creditors, with $7.5 million being paid over to the Company’s principal lending group. The Company paid an additional $ .5 million from cash flow to reduce the principal balance under its credit facility to $24.2 million. In conjunction with the paydown, the Company’s principal lending group agreed to continue its forbearance of certain defaults. The forbearance agreement calls for additional scheduled payments totaling $6 million in order to maintain forbearance through the July 31, 2001 termination date, at which time the loan will need to be paid in full. In this regard, the Company continues to negotiate the replacement of its senior financing facility, with a view to replacing its existing senior facility by the end of July.

      See the press release attached as Exhibit 99.1 hereto, including the information under “Forward-Looking Statements”.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

Exhibit Number	Description
10.1	Third Amendment to Forbearance and Modification Agreement dated as of June 6, 2001 by and among Bank One, Arizona, N.A., Fleet National Bank, Imperial Bank and Hypercom Corporation

10.2	Michelle Investments, LLC Loan Agreement dated June 6, 2001

Exhibit Number	Description

10.3	Michelle Investments, LLC Note dated June 6, 2001

10.4	Michelle Investments, LLC Warrant dated June 6, 2001

10.5	Local Investors’ Loan Agreement dated June 4, 2001

10.6	Local Investors’ Security Agreement dated June 4, 2001

10.7	Form of Local Investors’ Note

10.8	Form of Local Investors’ Warrant

10.9	Amended and Restated Promissory Note dated December 27, 2000

10.10	Amended and Restated Promissory Note dated March 31, 2001

10.11	Promissory Note dated June 5, 2001

99.1	Press Release dated June 12, 2001

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERCOM CORPORATION

Date: June 13, 2001	/s/ Jonathon E. Killmer

Jonathon E. Killmer

Executive Vice President, Chief Financial

Officer, Chief Operating Officer and Chief

Administrative Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Third Amendment to Forbearance and Modification Agreement dated as of June 6, 2001 by and among Bank One, Arizona, N.A., Fleet National Bank, Imperial Bank and Hypercom Corporation

10.2	Michelle Investments, LLC Loan Agreement dated June 6, 2001

10.3	Michelle Investments, LLC Note dated June 6, 2001

10.4	Michelle Investments, LLC Warrant dated June 6, 2001

10.5	Local Investors’ Loan Agreement dated June 4, 2001

10.6	Local Investors’ Security Agreement dated June 4, 2001

10.7	Form of Local Investors’ Note

10.8	Form of Local Investors’ Warrant

10.9	Amended and Restated Promissory Note dated December 27, 2000

10.10	Amended and Restated Promissory Note dated March 31, 2001

10.11	Promissory Note dated June 5, 2001

99.1	Press Release dated June 12, 2001